Exhibit 99.1

GD Culture Group Expands into Livestreaming Interactive Games on TikTok

NEW YORK, Sept. 5, 2023 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”), a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”) and AI Catalysis Corp. (“AI Catalysis”), today announced that AI Catalysis has launched an interactive livestreaming game (the “Game”) on TikTok.

The Game offers real-time and immersive gaming experience. Upon joining the livestream, the Game prompts viewers to participate as players and pick one of two teams. The two player teams will compete with each other by giving commands to player avatars, challenging bosses, and purchasing in-game items to enhance gameplay. The livestream hosts offer commentary, tips and insights to excite the players. The Game has a feature allowing viewers to gift virtual tokens to their favorite hosts. The Hosts also interact with viewers’ chats and comments, which creates a sense of community. This fresh gaming style, already a hit in Asia, brings instant thrill-packed experiences to TikTok enthusiasts. The Game is easy to play, fun, and ready to entice whenever players choose to join in.

The Game has gained strong momentum and has drawn attention of many TikTok users. AI Catalysis plans to diversify its game offerings and the anchor personalities for TikTok users. Currently, the Company has collaborated with two hosts - one with humor in spades and another with a keen gaming insight. AI Catalysis aims to serve the TikTok audience 24/7 and plans to introduce digital hosts to ensure non-stop entertainment.

“We are excited to introduce this dynamic gaming experience to the TikTok community,” commented Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company. “The synergy of real-time interaction and gaming engagement hits the sweet spot of today’s digital appetite. Moving forward, our goal is to enhance our impact on TikTok, diversify people’s way of entertainment, and deliver lasting value to our shareholders.”

About GD Culture Group Limited

GD Culture Group Limited (“GDC” or the “Company”) is a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”) and AI Catalysis Corp. (“AI Catalysis”). Highlight Media, founded in 2016, is an integrated marketing service agency, focusing on serving businesses in China in connection with brand management, image building, public relations, social media management and event planning. AI Catalysis is in the livestreaming market with focus on e-commerce and livestreaming interactive games. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-917-609-0333 (U.S.)

Email: tina.xiao@ascent-ir.com